Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

THIRD QUARTER 2015 RESULTS

Houston, October 28, 2015 – Superior Energy Services, Inc. (the “Company”) today announced an adjusted net loss from continuing operations for the third quarter of 2015 of $68.8 million, or $0.46 per share, excluding special items, on revenue of $601.4 million. This compares to an adjusted net loss from continuing operations of $47.4 million, or $0.31 per share, excluding special items, for the second quarter of 2015, on revenue of $710.8 million. Reported loss from continuing operations for the third quarter of 2015 was $816.6 million, or $5.42 per share.

The prolonged decline in market activity resulted in the Company reporting a pre-tax charge of $755.6 million for the reduction in value of assets, primarily related to an impairment of goodwill in its Onshore Completion and Workover Services segment. The Company also reported a pre-tax charge of $10.5 million for restructuring costs. Restructuring costs were primarily related to an extensive product line integration and reorganization which occurred during the third quarter.

“We continue to operate in an extremely challenging market environment as our customers reduce spending in response to this prolonged period of low commodity prices,” said David Dunlap, President and CEO.

“North American customer activity trended lower and continued pricing pressure was evident across all product lines throughout the quarter. We expect these trends to continue in the fourth quarter of 2015 and in to the next year as our customers face increased financial pressure resulting from low crude oil and natural gas prices as well as significantly lower levels of liquidity than they have enjoyed in recent years.

“We have taken a measured approach to managing this downturn, progressively taking steps to lower costs across all categories. Throughout the year we have re-aligned our headcount, wages and benefits to better reflect the environment we are in. Where appropriate, we have stacked and isolated idled equipment. Most recently, we have reorganized several of our businesses with operational and commercial similarities, significantly reducing their overhead costs. This reorganization also allows us to better package these services, offering our customers an opportunity to improve efficiencies, accomplish more with less and remain competitive in this challenging environment.

“We know that cyclical downturns eventually end and when they do, the most prepared organizations benefit greatly. We are intently focused on emerging from this downturn as a stronger organization that is better positioned to provide the service reliability and operational execution our customers have come to expect from us.”

Third Quarter 2015 Geographic Breakdown

U.S. land revenue was $338.3 million in the third quarter of 2015, as compared with $378.8 million in the second quarter of 2015 and $814.1 million in the third quarter of 2014. Gulf of Mexico revenue was $131.9 million, as compared with $162.5 million in the second quarter of 2015 and $210.8 million in the third quarter of 2014. International revenue was $131.2 million, as compared with $169.5 million in the second quarter of 2015 and $184.1 million in the third quarter of 2014.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the third quarter of 2015 was $130.5 million, a 12% decrease from second quarter 2015 revenue of $148.7 million and a 46% decrease from third quarter 2014 revenue of $239.2 million.

U.S. land revenue decreased 13% sequentially to $33.4 million, Gulf of Mexico revenue decreased 10% sequentially to $57.4 million and international revenue decreased 16% sequentially to $39.7 million. Continued pricing pressure and lower levels of utilization affected the major product lines in this segment.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the third quarter of 2015 was $202.9 million, a 10% decrease from second quarter 2015 revenue of $226.4 million and a 57% decrease from third quarter 2014 revenue of $470.8 million. An uptick in activity in horizontal well fracturing was offset by continued pricing pressure in all product lines and lower levels of utilization in the fluid management, well service rig and contract drilling product lines.

Production Services Segment

The Production Services segment revenue in the third quarter of 2015 was $163.9 million, a 21% decrease from second quarter 2015 revenue of $208.7 million and a 53% decrease from third quarter 2014 revenue of $348.8 million.

U.S. land revenue decreased 14% sequentially to $86.3 million, Gulf of Mexico revenue decreased 45% sequentially to $12.3 million, and international revenue decreased 24% sequentially to $65.3 million. All product lines in this segment experienced a combination of lower utilization and pricing pressure.

Technical Solutions Segment

The Technical Solutions segment revenue in the third quarter of 2015 was $104.1 million, an 18% decrease from second quarter 2015 revenue of $127.0 million and a 31% decrease from third quarter 2014 revenue of $150.2 million.

U.S. land revenue increased 13% sequentially to $15.7 million primarily due to higher completion tools revenue. Gulf of Mexico revenue decreased 19% sequentially to $62.2 million due primarily to reduced project activity levels. International revenue decreased 28% sequentially to $26.2 million due primarily to lower completion tools revenue.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Daylight Time on Thursday, October 29, 2015. The call can be accessed from the Company’s website at www.superiorenergy.com, or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through November 12, 2015 and may be accessed by calling 201-612-7415 and using the pass code 13621627#. An archive of the webcast will be available after the call for a period of 60 days at www.superiorenergy.com.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. For more information, visit: www.superiorenergy.com.

The press release contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of the Company’s management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which the Company may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs and environmental matters on the Company’s operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for the Company’s pressure pumping services; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting the Company’s operations; the potential shortage of skilled workers; risks inherent in acquiring businesses; risks associated with business growth outpacing the capabilities of the Company’s infrastructure and workforce; political, economic and other risks and uncertainties associated with the Company’s international operations; the Company’s continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on the Company’s operations; the risks inherent in long-term fixed-price contracts; and other risks disclosed in our periodic reports filed with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which the Company’s forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which the Company cannot control or anticipate. Further, the Company may make changes to its business strategies and plans (including its capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, the Company’s assumptions or otherwise, any of which could or will affect its results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in the forward-looking statements. The Company undertakes no obligation to update any of its forward-looking statements for any reason and, notwithstanding any changes in the assumptions, changes in the Company’s business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2015 and 2014

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$601,396	$1,209,026	$2,229,415	$3,377,996
Cost of services and rentals (exclusive of items shown separately below)	420,485	721,692	1,468,264	2,023,590
Depreciation, depletion, amortization and accretion	146,757	170,154	467,329	493,437
General and administrative expenses	123,189	154,859	403,812	457,631
Reduction in value of assets	755,632	—	1,563,269	—

Income (loss) from operations	(844,667)	162,321	(1,673,259)	403,338
Other expense:
Interest expense, net	(22,622)	(24,169)	(71,213)	(72,610)
Other expense	(3,123)	(2,051)	(10,620)	(1,480)

Income (loss) from continuing operations before income taxes	(870,412)	136,101	(1,755,092)	329,248
Income taxes	(53,825)	50,358	(161,876)	121,822

Net income (loss) from continuing operations	(816,587)	85,743	(1,593,216)	207,426
Loss from discontinued operations, net of income tax	(4,610)	(5,886)	(24,107)	(15,735)

Net income (loss)	$(821,197)	$79,857	$(1,617,323)	$191,691

Basic earnings (losses) per share:
Net income (loss) from continuing operations	$(5.42)	$0.55	$(10.60)	$1.33
Loss from discontinued operations	(0.03)	(0.03)	(0.16)	(0.10)

Net income (loss)	$(5.45)	$0.52	$(10.76)	$1.23

Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(5.42)	$0.55	$(10.60)	$1.31
Loss from discontinued operations	(0.03)	(0.04)	(0.16)	(0.10)

Net income (loss)	$(5.45)	$0.51	$(10.76)	$1.21

Weighted average common shares used in computing earnings per share:
Basic	150,742	154,530	150,372	156,424

Diluted	150,742	156,336	150,372	158,068

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2015 and December 31, 2014

(in thousands)

(unaudited)

	9/30/2015	12/31/2014
ASSETS
Current assets:
Cash and cash equivalents	$533,674	$393,046
Accounts receivable, net	488,848	926,768
Deferred income taxes	25,288	32,138
Prepaid expenses	47,714	74,750
Inventory and other current assets	187,283	185,429
Assets held for sale	120,520	116,680

Total current assets	1,403,327	1,728,811

Property, plant and equipment, net	2,372,735	2,733,839
Goodwill	1,151,346	2,468,409
Notes receivable	27,241	25,970
Intangible and other long-term assets, net	329,739	420,360

Total assets	$5,284,388	$7,377,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99,141	$225,306
Accrued expenses	301,903	363,747
Income taxes payable	10,068	40,213
Current portion of decommissioning liabilities	10,400	—
Current maturities of long-term debt	29,485	20,941
Liabilities held for sale	8,400	61,840

Total current liabilities	459,397	712,047

Deferred income taxes	502,658	702,996
Decommissioning liabilities	82,901	88,000
Long-term debt, net	1,613,171	1,627,842
Other long-term liabilities	173,843	166,766
Total stockholders’ equity	2,452,418	4,079,738

Total liabilities and stockholders’ equity	$5,284,388	$7,377,389

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED SEPTEMBER 30, 2015, JUNE 30, 2015 AND SEPTEMBER 30, 2014

(in thousands)

(unaudited)

	Three months ended,
Revenue	September 30, 2015	June 30, 2015	September 30, 2014
Drilling Products and Services	$130,476	$148,670	$239,204
Onshore Completion and Workover Services	202,845	226,363	470,849
Production Services	164,001	208,744	348,793
Technical Solutions	104,074	127,007	150,180

Total Revenues	$601,396	$710,784	$1,209,026

Income (Loss) from Operations	September 30, 2015	June 30, 2015	September 30, 2014
Drilling Products and Services	$6,594	$3,231	$78,110
Onshore Completion and Workover Services	(795,692)	(84,553)	54,782
Production Services	(47,161)	(772,554)	13,374
Technical Solutions	(8,408)	3,477	16,055

Total Income (Loss) from Operations	$(844,667)	$(850,399)	$162,321

Adjusted Income (Loss) from Operations (1)	September 30, 2015	June 30, 2015	September 30, 2014
Drilling Products and Services	$7,552	$19,028	$78,110
Onshore Completion and Workover Services	(53,501)	(44,290)	54,782
Production Services	(24,914)	(20,977)	13,374
Technical Solutions	(7,671)	3,477	16,055

Total Adjusted Income (Loss) from Operations	$(78,534)	$(42,762)	$162,321

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets and restructuring costs for the three months ended September 30 and June 30, 2015.

Non-GAAP Financial Measures

The following tables reconcile consolidated net loss from continuing operations and income (loss) from operations by segment, which are the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to consolidated adjusted loss from continuing operations and adjusted income (loss) from operations by segment (non-GAAP financial measures). Consolidated adjusted loss from continuing operations and income (loss) from operations by segment exclude the impact of reduction in value of assets and restructuring costs. These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Net Loss from Continuing Operations to Adjusted Net Loss From Continuing Operations

For the three months ended September 30 and June 30, 2015

(in thousands)

(unaudited)

	Three months ended,
	September 30, 2015		June 30, 2015
	Consolidated	Per Share	Consolidated	Per Share
Reported net loss from continuing operations	$(816,587)	$(5.42)	$(775,132)	$(5.15)
Reduction in value of assets and other items, net of tax	747,763	4.96	727,755	4.84

Adjusted net loss from continuing operations	$(68,824)	$(0.46)	$(47,377)	$(0.31)

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

For the three months ended September 30 and June 30, 2015

(in thousands)

(unaudited)

	Three months ended, September 30, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$6,594	$(795,692)	$(47,161)	$(8,408)	$(844,667)
Reduction in value of assets	—	740,000	15,632	—	755,632
Restructuring costs	958	2,191	6,615	737	10,501

Adjusted income (loss) from operations	$7,552	$(53,501)	$(24,914)	$(7,671)	$(78,534)

	Three months ended, June 30, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$3,231	$(84,553)	$(772,554)	$3,477	$(850,399)
Reduction in value of assets	15,797	40,263	751,577	—	807,637

Adjusted income (loss) from operations	$19,028	$(44,290)	$(20,977)	$3,477	$(42,762)